PROSPECTUS	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-293288

FOXO Technologies Inc.

Up to 1,000,000,000 Shares of Class A Common Stock

This prospectus relates to the potential offer and resale from time to time by ClearThink Capital Partners, LLC (“ClearThink” or the “Selling Stockholder”) of up to 1,000,000,000 shares of Class A Common Stock, par value $0.0001 per share (the “Common Stock”) which will or may be issued to ClearThink pursuant to the terms of the Amended and Restated Strata Purchase Agreement (the “Purchase Agreement”) dated May 15, 2025 with ClearThink Capital Partners, LLC (“ClearThink”). The Purchase Agreement amended, restated, superseded, and replaced the Strata Purchase Agreement with ClearThink dated October 13, 2023, which was amended and supplemented (the “Strata Purchase Agreement”).

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholder pursuant to this prospectus. Please refer to the section of this prospectus entitled “The ClearThink Transaction” for a description of the Purchase Agreement.

The Selling Stockholder may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of Common Stock.

We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The timing and amount of any sale are within the sole discretion of the Selling Stockholder. The Selling Stockholder will bear all commissions and discounts, if any, attributable to their sale of shares of Common Stock.

Sales of a substantial number of our shares of Common Stock in the public market by the Selling Stockholder and/or by our other existing security holders, or the perception that those sales might occur, could depress the market price of the Common Stock and Public Warrants (as defined below) and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of the Common Stock and Public Warrants. See “Risk Factors – Risks Related to this Offering by the Selling Stockholder – Sales of a substantial number of our securities in the public market by the Selling Stockholder and/or by our other existing stockholders could cause the price of the Common Stock and Public Warrants to fall.”

Our registration of the securities covered by this prospectus does not mean that the Selling Stockholder will issue, offer or sell, as applicable, any of the securities. The Selling Stockholder may offer and sell the securities covered by this prospectus in a number of different ways, at varying prices and for varying gains. We provide more information about how the Selling Stockholder may sell the securities in the section entitled “Plan of Distribution.”

As it pertains to the shares to be resold under the Purchase Agreement, ClearThink is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

We do not have sufficient capital to fund our operations. Additionally, our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements. We have taken various actions to bolster our cash position, including raising funds through the transactions with ClearThink, described herein, and in various private debt and equity offerings, and conserving cash by issuing the certain payment shares and rights to certain stockholders in satisfaction of outstanding amounts payable by us to them.

Our Common Stock is quoted on the OTCID under the symbol “FOXO.” On August 22, 2025, a Form 25 was filed with the SEC to delist our Common Stock from being listed on the NYSE American. The Form 25 and the delisting were effective 10 days after the date of filing. The Public Warrants are quoted on the OTCID under the symbol “FOXOW.” On February 5, 2026, the last reported sales price of the Common Stock was $0.0001 per share and the last reported sales price of the Public Warrants was $0.018 per Public Warrant.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and will be subject to reduced public company reporting standards. As such, we have elected to comply with certain reduced public company reporting requirements for this and future filings.

Through the voting rights of our Series A Preferred Stock and Voting and Proxy Agreements, RHI (which is controlled by our Chief Executive Officer, Seamus Lagan) currently controls a majority of the voting power of our Company. For so long as the majority of Series A Preferred Stock remains outstanding, it is expected that RHI will hold a majority of our outstanding voting power and it will control the outcome of matters submitted to a stockholder vote, including the appointment of all directors of the Company. For more information, see the risk factors titled “Our stockholders have limited voting power compared to the holders of our Series A Preferred Stock and RHI controls a majority of the voting power of the Company.,” “Our management controls all corporate activities and can approve all transactions, including mergers, without the approval of other stockholders.,” and “The ability of our management to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.” in the “Risk Factors - Risks Related to Our Business and Industry” section included in our Annual Report on 10-K for the year ended December 31, 2024.

You should read this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 7 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 11, 2026

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholder have authorized anyone to provide you with different information. Neither we nor the Selling Stockholder are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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ABOUT THIS PROSPECTUS

We may provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus or incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus, including any documents incorporated by reference, and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein and therein, contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: our ability to change the direction of the Company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this prospectus and the documents incorporated by reference herein and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions. The forward-looking events discussed in this prospectus and other statements made from time to time by us or our representatives might not occur.

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this prospectus describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus.

We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our Common Stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus and in the documents incorporated by reference. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information contained in this prospectus, including the information contained under the heading “Risk Factors” beginning on page 7 of this prospectus, in the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in any updates to our “Risk Factors” in our Quarterly Reports on Form 10-Q.

Overview

We are a healthcare services and technology company operating in three reportable business segments: (i) Healthcare, (ii) Life Science Services and (iii) Labs, formerly referred to as Labs and Life. These segments further operate in four synergistic divisions, a rural hospital division and a mental and behavioral health division, which make up our Healthcare segment, a biospecimens division, which makes up our Life Science Services segment and an epigenetics diagnostics and interpretation division, which makes up our Labs segment. Our rural hospital division, biospecimens division and epigenetics diagnostics and interpretation division operate through wholly owned subsidiaries, and our behavioral health division operates through a majority-owned subsidiary.

Our Healthcare segment includes Myrtle, which was acquired on June 14, 2024 and RCHI, and its wholly-owned subsidiary, SCCH which were acquired on September 10, 2024. Our Life Science Services segment consists of Vector, which was acquired on September 19, 2025. These acquisitions are more fully discussed below.

Our Business Segments

Healthcare Segment

RCHI’s hospital, SCCH, doing business as BSF, has 25 inpatient beds, and a 24/7 emergency department and provides ancillary services, including laboratory, radiology, respiratory and pharmacy services. BSF is designated as a Critical Access Hospital (rural) hospital

Myrtle offers behavioral health services, primarily substance use disorder treatments and services that are provided on either an inpatient, residential basis or an outpatient basis.

Life Science Services Segment

Through Vector, we are an information, data and biospecimen sourcing provider serving the biotechnology, clinical research and pharmaceutical research industries.

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Labs Segment

Our Labs segment is commercializing epigenetic biomarker technology to support groundbreaking scientific research and disruptive next-generation business initiatives. It applies automated machine learning and artificial intelligence (“AI”) technologies to discover epigenetic biomarkers of human health, wellness and aging.

Current Business Strategy

Rennova Community Health, Inc.

BSF is an East Tennessee based Critical Access designated (CAH) 25-bed hospital licensed by the state of Tennessee, offering quality healthcare services for Oneida, Tennessee and the surrounding areas.

The hospital first opened in late 1955 and was known as Scott County Community Hospital. The hospital has been operated by RCHI since August 2017.

We plan to grow this division by acquisition and investment in new operations in targeted areas.

Myrtle Recovery Centers, Inc.

Myrtle was formed in the second quarter of 2022 to pursue opportunities in the behavioral health sector, including substance use disorder treatment, initially in rural markets. Services are provided on either an inpatient, residential basis or an outpatient basis.

Myrtle was granted a license by the Department of Mental Health and Substance Abuse Services of Tennessee to operate an alcohol and drug treatment facility in Oneida, Tennessee. The facility, which is located at BSF’s campus, commenced operations and began accepting patients on August 14, 2023. The facility offers alcohol and drug residential detoxification and residential rehabilitation treatment services for up to 30 patients. On November 1, 2023, Myrtle began accepting patients at its Nonresidential OBOT. The OBOT is located adjacent to Myrtle’s alcohol and drug treatment facility in Oneida, Tennessee and complements the existing residential rehabilitation and detoxification services offered at Myrtle.

We plan to expand the Myrtle business model by acquiring additional operating facilities and by replicating the model in other rural hospital properties or suitable premises.

FOXO Labs

Our epigenetics subsidiary has been serving as a pioneer in the development and integration of epigenetic biomarkers into state-of-the-art underwriting protocols and consumer engagement tools. We are using next-generation technology to transform human health and longevity.

Epigenetic technology has been proven to provide health, lifestyle, and longevity insights that have never before been accessible to humans—from just a single saliva sample. Using saliva-based epigenetic biomarkers, we are eliminating the need for invasive collection, allowing us to provide scientists with advanced epigenetic testing services and bioinformatic tools that support groundbreaking research.

We believe there is growing demand for direct-to-consumer wellness testing and epigenetic data analysis tools and are concentrating efforts on: (1) our Bioinformatics Services offering, a suite of bioinformatic tools to help researchers process, analyze, and interpret epigenetic data); and (2) research and development in the fields of health and wellness testing powered by machine learning and artificial intelligence (including a potential AI platform for the delivery of health and well-being data-driven insights to individuals, healthcare professionals and third-party service providers). To further these goals, we intend to leverage the extensive epigenetic data we have generated in our clinical trials and the expertise of our team and continue building strategic alliances with new partners in academia, business, healthcare and government. We also intend to frequently evaluate and develop commercialization opportunities for our product and service offerings and our research findings.

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We have reduced our headcount and expenses and identified non-core business assets including dormant software (certain applications, modules, APIs, user interfaces and backend services) which, if sold, could result in a reduction in our outstanding liabilities.

The USPTO has issued Notices of Allowance to us for two patents for the use of machine learning techniques to enable the commercialization of epigenetic biomarkers. We believe that these patents will enhance management’s ability to protect a future health and well-being AI platform, as discussed above, to the extent that we develop one.

Vector Bio Source Acquisition

On September 9, 2025, we entered into the Stock Purchase Agreement (the “SPA”) with Vector BioSource Inc., a Wyoming corporation (“Vector”), stockholders (each, a “Seller,” or, together, the “Sellers”) owning all of the issued and outstanding equity securities of Vector (the “Purchased Shares”), FOXO Acquisition Corporation, a Florida corporation and wholly-owned subsidiary of the Company (“FAC”). Pursuant to the SPA, upon closing, the Sellers will exchange the Purchased Shares for (i) $500,000 in cash, (ii) 60,000 shares of the Company’s Series E Cumulative Redeemable Secured Preferred Stock (the “Series E Preferred Stock”), (iii) three year warrants to purchase up to $2,000,000 of the Company’s Common Stock with an exercise price equal to the closing price of the Common Stock on the trading day immediately prior to closing, plus 10%, and (iv) 80,000 shares of Series E Preferred Stock to be issued to the Sellers on or before 120 days after the two-year anniversary of the closing; provided that, such shares will only be issued in the event that the Qualifying Revenue (as defined in the SPA) of the Business (as defined in the SPA) during the 12-month period between the first and second anniversary of the closing are at least $4,000,000; provided, further, that in the event that less than $4,000,000 of Qualifying Revenues are actually collected by Vector on or before 90 days after the second anniversary of the closing, the number of shares of Series E Preferred Stock to be issued to the Sellers will be reduced by an amount equal to one share for each $25 of Qualifying Revenues less than $4,000,000 collected by such date; and, provided, further, if a Change of Control (as defined in the SPA) of the Company occurs prior to the two-year anniversary of the closing, all of the 80,000 shares of Series E Preferred Stock will be issued to the Sellers as of the date of such Change of Control. See the Company’s Form 8-K, filed on June 27, 2025, for a description of the Company’s Series E Preferred Stock.

Pursuant to the SPA, the Sellers have the right, but not obligation, to repurchase the Purchased Shares under certain limited circumstances at fair market value as determined by a third party and subject to a floor.

On September 19, 2025, the closing of the SPA occurred and the Sellers exchanged the Purchased Shares for (i) $500,000 in cash, (ii) 60,000 shares of the Series E Preferred Stock, and (iii) warrants to purchase up to $2,000,000 of the Company’s Class A Common Stock with an exercise price of $0.00517. Vector is now a wholly-owned, subsidiary of FAC and a consolidated subsidiary of the Company.

Corporate Information

On June 14, 2024, we acquired Myrtle, on September 17, 2024, we acquired RCHI and its wholly owned subsidiary, SCCH, and, on September 19, 2025, we acquired Vector.

We maintain four material, wholly owned operating subsidiaries: FOXO Labs Inc. (“FOXO Labs”), formerly named Life Epigenetics Inc., Myrtle, RCHI, and Vector.

FOXO Labs is the operating entity for our epigenetics platform designed to provide saliva-based molecular health and wellness engagement services. FOXO Labs maintains a wholly owned subsidiary, Scientific Testing Partners, LLC, to conduct its research.

Myrtle operates a 30-bed addiction substance use disorder treatment facility in Oneida, Tennessee. The facility offers medication-assisted treatment, detox services, and inpatient residential treatment. It plans to duplicate its model in other locations. FOXO acquired Myrtle as a synergistic opportunity to expand its operations into the healthcare sector and as a complement to its business of epigenetic biomarkers of human health, wellness and aging.

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SCCH (operating as Big South Fork Medical Center), in Oneida, Tennessee, consists of a 52,000-square foot hospital building and 6,300-square foot professional building on approximately 4.3 acres. BSF has 25 inpatient beds and a 24/7 emergency department that provides ancillary services, including laboratory, radiology, respiratory and pharmacy services. The hospital became operational on August 8, 2017 and it became designated as a critical access hospital (rural) in December 2021, retroactive to June 30, 2021.

RCHI is the owner of Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical Center), a critical access hospital in Tennessee.

Vector is focused on sourcing and distributing high-quality biological materials, such as blood and urine, and providing data services to the pharmaceutical and biotechnology research sectors. It acts as a supplier to support clinical trials and biotechnology initiatives.

Reverse Stock Splits

On April 17, 2025, the Company’s board of directors (pursuant to a previously-obtained shareholder approval) approved an amendment to its Second Amended and Restated Certificate of Incorporation, as amended, to implement a 1-for-10 reverse stock split, such that every 10 shares of Common Stock will be combined into one issued and outstanding share of Common Stock, with no change in the $0.0001 par value per share.

The reverse stock split was effective at 4:01 p.m., Eastern Time, on April 28, 2025. All share amounts herein have been adjusted to reflect the reverse stock split.

On July 10, 2025, the Company’s board of directors (pursuant to a previously-obtained shareholder approval) approved an amendment to its Second Amended and Restated Certificate of Incorporation, as amended, to implement a 1-for-1.99 reverse stock split, such that every 1.99 shares of Common Stock will be combined into one issued and outstanding share of Common Stock, with no change in the $0.0001 par value per share.

The reverse stock split was effective at 4:01 p.m., Eastern Time, on July 27, 2025. All share amounts herein have been adjusted to reflect the reverse stock split.

On September 2, 2025, Rennova Health, Inc. (which is controlled by the Company’s CEO) (“RHI” or the “Majority Stockholder”), a shareholder representing a majority of the voting control of the Company approved a proposal to amend our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding Common Stock any time before July 31, 2026, at a ratio ranging from one-for-ten (1:10) to one-for-five hundred (1:500) with the exact ratio within such range to be determined at the sole discretion of the Company’s Board of Directors (the “Board”), without further approval or authorization of our stockholders before the filing of an amendment to the Certificate of Incorporation effecting the proposed reverse split. The Company has filed a preliminary Information Statement on Schedule 14C with the SEC with respect to the matters approved by the Majority Stockholder and has mailed the definitive Information Statement on Schedule 14C to its stockholders of record as of the record date. The reverse split will then be effective no earlier than 20 days after the mailing, subject to Board approval of the final ratio. We must also notify the Financial Industry Regulatory Authority (“FINRA”) of the reverse split by filing the requisite documents no later than 10 days prior to the anticipated record date of such actions.

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SELECTED FINANCIAL DATA

The following Consolidated Statements of Operations Data is presented to reflect the effects of the reverse stock splits on the Company’s net loss per share of Common Stock and the weighted average number of shares of Common Stock outstanding as if the reverse stock splits had occurred at the beginning of each period presented:

	Year Ended December 31,
	2024	2023

Net revenues	$4,051,601	$145,291
Net loss attributable to FOXO	(12,406,389)	(26,450,536)
Deemed dividends related to preferred stock, the extension of and triggers of down round provisions of Assumed Warrants and the Exchange Offer	(1,073,993)	(3,378,834)
Net loss to common stockholders	(13,480,382)	(29,829,370)
Preferred stock dividends – undeclared	(81,326)	-
Net loss to common stockholders, net of preferred stock dividends – undeclared	$(13,561,708)	$(29,829,370)
Net loss per share of Class A Common Stock, basic and diluted	$(18.47)	$(140.80)

Weighted average number of shares of Class A Common Stock, basic and diluted	734,274	211,959

The following presents the unaudited pro-forma combined results of operations of the Company, Myrtle and RCHI as if the acquisitions of Myrtle and RCHI occurred on January 1, 2023 and reflect the effects of the reverse stock splits on the Company’s pro-forma net loss per share of Common Stock and pro-forma weighted average number of shares of Common Stock outstanding as if the reverse stock splits had occurred at the beginning of each period presented:

	Year Ended
	December 31,
	2024	2023
Net revenues	$12,061,242	$18,666,676

Net loss, attributable to FOXO	$(14,643,377)	$(21,215,341)
Deemed dividends	(1,073,993)	(3,378,834)
Net loss to common stockholders	(15,717,370)	(24,594,175)
Preferred stock dividends – undeclared	(1,050,000)	(1,050,000)
Net loss to common stockholders, net of preferred stock dividends – undeclared	$(16,767,370)	$(25,644,175)

Net loss per share:
Basic and diluted net loss available to Class A Common Stock per share	$(22.00)	$(97.40)
Basic and diluted weighted average number of shares of Class A Common Stock	762,101	263,297

The Consolidated Statements of Operations Data and the unaudited pro-forma combined results of operations presented above should be read in conjunction with the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

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THE OFFERING

This prospectus relates to the offer and resale by the Selling Stockholder of up to 1,000,000,000 Shares issuable under the Purchase Agreement. All of the Shares, if and when sold, will be sold by the Selling Stockholder.

Issuer	FOXO Technologies Inc.

Class A Common Stock Offered by the Selling Stockholder	Up to 1,000,000,000 shares of Common Stock which consists of 1,000,000,000 shares of Common Stock which will or may be issued to ClearThink pursuant to the terms of the Purchase Agreement.

Sales of a substantial number of our shares of Common Stock in the public market by the Selling Stockholder and/or by our other existing security holders, or the perception that those sales might occur, could depress the market price of the Common Stock and Public Warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of the Common Stock and Public Warrants. See “Risk Factors – Risks Related to this Offering by the Selling Stockholder – Sales of a substantial number of our securities in the public market by the Selling Stockholder and/or by our other existing stockholders could cause the price of the Common Stock and Public Warrants to fall.”

Class A Common Stock Outstanding Before the Offering	3,062,660,939 shares (as of February 5, 2026).

Class A Common Stock Outstanding After the Offering	4,062,660,939 shares (assuming the issuance after the date of this prospectus by us to ClearThink pursuant to the Purchase Agreement of all of the shares to be issued and issuable to ClearThink that are being offered by this prospectus).

Use of Proceeds	We will not receive any of the proceeds from the resales of the shares of Common Stock by the Selling Stockholder.

Market for Our Shares of Class A Common Stock and Public Warrants	The Common Stock is quoted on the OTCID under the symbol “FOXO.” The Public Warrants are quoted on the OTCID under the symbol “FOXOW.”

Risk Factors	See “Risk Factors” beginning on page 7 of this prospectus, as well as other information included and incorporated by reference in this prospectus, for a discussion of factors you should read and consider carefully before investing in our Common Stock.

On May 15, 2025, we entered into the Purchase Agreement with ClearThink. Pursuant to the terms of the Purchase Agreement, ClearThink agreed to purchase from us from time to time upon delivery by us to ClearThink of Request Notices up to $5,000,000 of Common Stock (subject to certain limitations) over a 24-month period, commencing upon the satisfaction of certain conditions, including that the registration statement of which this prospectus forms a part is declared effective by the SEC.

We do not know what the purchase price for the Common Stock will be and therefore cannot be certain as to the number of shares we might issue to ClearThink under the Purchase Agreement after the date of this prospectus.

For more information, see “THE CLEARTHINK TRANSACTION.”

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RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information included or incorporated by reference in this prospectus, you should carefully consider the risks described below and in the section titled “Risk Factors” in our Annual Report on Form 10-K for our most recent fiscal year filed with the SEC, any amendment or updates thereto reflected in subsequent filings with the SEC, and in other reports we file with the SEC that are incorporated by reference herein, before making an investment decision. The following risks are presented as of the date of this prospectus and we expect that these will be updated from time to time in our periodic and current reports filed with the SEC, which will be incorporated herein by reference. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our securities.

The risks and uncertainties described therein and below could materially adversely affect our business, operating results and financial condition, as well as cause the value of our securities to decline. You may lose all or part of your investment as a result. You should also refer to the other information contained in this prospectus, or incorporated by reference, including our financial statements and the notes to those statements, and the information set forth under the caption “Cautionary Statements Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We disclaim any intent to update any forward-looking statements. The risks described below and contained in our Annual Report on Form 10-K and in our other periodic reports are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

Risks Related to this Offering by the Selling Stockholder

We may not be able to access the full amounts available under the Purchase Agreement, which could prevent us from accessing the capital we need to continue our operations, which could have an adverse effect on our business.

We intend to rely on the Purchase Agreement for our near-term capital needs. At September 30, 2025, we had cash and cash equivalents of approximately $628,557 and at December 31, 2024, we had cash and cash equivalents of approximately $68,268. We have generated significant losses to date and expect to continue to incur significant operating losses. To date, our revenue from operations have been insufficient to support our operational activities and has been supplemented by the proceeds from the issuance of securities. There is no guarantee that additional equity, debt or other funding will be available to us on acceptable terms, or at all.

We may direct ClearThink to purchase up to $5,000,000 of shares of Common Stock until June 30, 2026 (the “Maturity Date”) upon delivery by us to ClearThink of request notices (each a “Request Notice”), commencing upon the satisfaction of certain conditions, including that the registration statement of which this prospectus forms a part is declared effective by the SEC. Thereafter, on any trading day selected by us, we may sell shares of Common Stock to ClearThink in an amount equal to the lesser of $1,000,000 or 300% of the average number of shares traded for the 10 trading days prior to the closing request date, with a minimum request of $25,000. The purchase price is 90% of the average of the two lowest daily volume-weighted average prices (a “VWAP,” or “VWAPs”) during the five business days preceding the business day ClearThink receives a request notice (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of the Purchase Agreement).

Our ability to direct ClearThink to purchase up to $5,000,000 of shares of Common Stock until the Maturity Date is subject to the satisfaction of certain conditions, including that the registration statement of which this prospectus is a part is declared effective by the SEC. The extent we rely on ClearThink as a source of funding will depend on a number of factors, including the prevailing market price of the Common Stock and the extent to which we are able to secure funding from other sources. If obtaining sufficient funding from ClearThink were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we sell all $5,000,000 under the Purchase Agreement to ClearThink, we will still need additional capital to fully implement our business, operating and development plans, including reducing debt and payables. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

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In addition, (i) Request Notices must be at least 10 business days apart and the shares issuable pursuant to a Request Notice, when aggregated with the shares then held by ClearThink on the Request Notice date, may not exceed 9.99% of the outstanding Common Stock and (ii) we may not issue to ClearThink any shares under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by ClearThink and its affiliates, would result in the beneficial ownership by ClearThink and its affiliates of more than 9.99% of the then issued and outstanding shares of Common Stock. Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business.

The sale or issuance of Common Stock to ClearThink may cause dilution and sales of a substantial number of our securities in the public market by the Selling Stockholder and/or by our other existing stockholders could cause the price of the Common Stock and Public Warrants to fall.

The shares of Common Stock that may be issued under the Purchase Agreement may be sold by us to ClearThink at our discretion from time to time until June 30, 2026 commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the SEC has declared effective the registration statement of which this prospectus is a part and that such registration statement remains effective. The purchase price for the shares that we may sell to ClearThink under the Purchase Agreement will fluctuate based on the price of the Common Stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of the Common Stock to fall.

We generally have the right to control the timing and amount of any future sales of our shares to ClearThink. Additional sales of Common Stock, if any, to ClearThink will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to ClearThink all, some, or none of the additional shares of Common Stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to ClearThink, after ClearThink has acquired the shares, ClearThink may resell all or some of those shares at any time or from time to time in its discretion. Therefore, sales to ClearThink by us could result in substantial dilution to the interests of other holders of Common Stock.

The Selling Stockholder can sell, under this prospectus, up to 1,000,000,000 shares of Common Stock (representing approximately 24.61% of the shares of Common Stock outstanding as of February 5, 2026 assuming the issuance of all shares registered herein under the Purchase Agreement), which will or may be issued to ClearThink pursuant to the terms of the Purchase Agreement.

Sales of a substantial number of our shares of Common Stock in the public market by the Selling Stockholder and/or by our other existing stockholders, as applicable, or the perception that those sales might occur, could depress the market price of the Common Stock or Public Warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of the Common Stock or Public Warrants.

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to ClearThink, or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the Purchase Agreement and compliance with applicable law, we have the discretion to deliver notices to ClearThink at any time throughout the term of the Purchase Agreement. The actual number of shares that are sold to ClearThink may depend based on a number of factors, including the market price of the Common Stock during the sales period. Actual gross proceeds may be less than $5,000,000, which may impact our future liquidity. Because the price per share of each share sold to ClearThink will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the actual gross proceeds to be raised in connection with those sales.

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Our existing stockholders may experience significant dilution from the sale of our Common Stock pursuant to sales of the Shares by the Selling Stockholder and our share price could decline as a result.

The resales of the Shares by the Selling Stockholder may have a dilutive impact on our shareholders. As a result, the market price of our Common Stock could decline.

The purchase price of the Shares is 90% of the average of the two lowest daily VWAPs during the five business days preceding the business day ClearThink receives a request notice. This means that a lower share price will result in a larger number of shares of Common Stock being issued to satisfy sales of the Shares. If the VWAP of our stock price decreases, then our existing shareholders would experience greater dilution from sales of the Shares by the Selling Stockholder.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our Common Stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our Common Stock. By increasing the number of shares offered for resale, material amounts of short selling could further contribute to progressive price declines in our Common Stock.

The issuance of shares pursuant to sales of the Shares may have a significant dilutive effect.

Depending on the number of shares we issue pursuant to the Purchase Agreement, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to each conversion will vary based on the trailing VWAP of our stock price (the higher the VWAP of our stock price, the less shares we have to issue), there may be a potential dilutive effect to our shareholders, based on different potential future stock prices.

Due to the discount in purchase price of the Shares, shares of Common Stock may be issued at less than the then-prevailing market price of our Common Stock upon sale of the Shares which could cause the price of our Common Stock to decline.

The purchase price of the Shares is 90% of the average of the two lowest daily VWAPs during the five business days preceding the business day ClearThink receives a request notice.

Due to this, the Selling Stockholder has a financial incentive to sell Shares immediately upon receiving them to realize the profit between the discounted price and the market price. If the Selling Stockholder sells our shares, the price of our Common Stock may decrease. If our stock price decreases, the Selling Stockholder may have further incentive to sell such shares. Accordingly, the discounted conversion price may cause the price of our Common Stock to decline.

Potential sales of Common Stock by the Selling Stockholder below the current market price could adversely affect the market price of the Common Stock.

The Selling Stockholder may choose to sell the Shares at prices below the current market price. The Selling Stockholder is not restricted as to the prices at which it may sell or otherwise dispose of the Shares covered by this prospectus. Sales or other dispositions of the Shares below the then-current market prices could adversely affect the market price of our Common Stock.

A large number of shares of Common Stock may be sold in the market following this offering, which may significantly depress the market price of our Common Stock.

The Shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”). As a result, a substantial number of shares of Common Stock may be sold in the public market. If there are significantly more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered Common Stock and sellers remain willing to sell Common Stock.

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Risks Related to Our Common Stock

Our Common Stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that investors may have difficulty reselling their shares and may cause the price of the shares to decline.

Our shares of Common Stock qualify as penny stocks and are covered by Section 15(g) of the Exchange Act which imposes additional sales practice requirements on broker/dealers who sell our securities in this offering or in the aftermarket. In particular, prior to selling a penny stock, broker/dealers must give the prospective customer a risk disclosure document that: contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; contains a description of the broker/dealers’ duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of Federal securities laws; contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask prices; contains the toll free telephone number for inquiries on disciplinary actions established pursuant to section 15(A)(i); defines significant terms used in the disclosure document or in the conduct of trading in penny stocks; and contains such other information, and is in such form (including language, type size, and format), as the SEC requires by rule or regulation. Further, for sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement before making a sale to you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent reselling of shares and may cause the price of the shares to decline.

Our stock may be traded infrequently and in low volumes, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell your shares.

Until our common stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq, we expect our common stock to remain eligible for quotation on the OTC Markets, or on another over-the-counter quotation system. In those venues, however, the shares of our Common Stock may trade infrequently and in low volumes, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. An investor may find it difficult to obtain accurate quotations as to the market value of our Common Stock or to sell his or her shares at or near bid prices or at all. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may further affect the liquidity of our Common Stock. This would also make it more difficult for us to raise capital.

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There currently is no active public market for our Common Stock and there can be no assurance that an active public market will ever develop. Failure to develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your shares.

There is currently no active public market for shares of our Common Stock, and one may never develop. Our Common Stock is quoted on the OTC Markets. The OTC Markets is a thinly traded market and lacks the liquidity of certain other public markets with which some investors may have more experience. We may not ever be able to satisfy the listing requirements for our Common Stock to be listed on a national securities exchange, which is often a more widely traded and liquid market. Some, but not all, of the factors which may delay or prevent the listing of our Common Stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our Common Stock may not be sufficiently widely held; we may not be able to secure market makers for our Common Stock; and we may fail to meet the rules and requirements mandated by the several exchanges and markets to have our Common Stock listed. Should we fail to satisfy the initial listing standards of the national exchanges, or our Common Stock is otherwise rejected for listing, and remains listed on the OTC Markets or is suspended from the OTC Markets, the trading price of our Common Stock could suffer and the trading market for our Common Stock may be less liquid and our common stock price may be subject to increased volatility, making it difficult or impossible to sell shares of our Common Stock.

USE OF PROCEEDS

All of the shares of Common Stock offered by the Selling Stockholder pursuant to this prospectus will be sold by the Selling Stockholder for their respective accounts. We will not receive any of the proceeds from these sales.

However, we may receive up to $5,000,000 in gross proceeds if we issue to ClearThink all the additional shares issuable pursuant to the Purchase Agreement. All such proceeds are currently expected to be used for general corporate purposes, including working capital and general and administrative expenses. As we are unable to predict the timing or amount of potential issuances of all of the additional shares issuable purchase to the Purchase Agreement, we cannot specify with certainty the proceeds that we will have from the sale of such additional shares. Our management will have broad discretion in the application of the net proceeds. We may use the proceeds for purposes that are not contemplated at the time of this offering. It is possible that no additional shares will be issued under the Purchase Agreement.

After the issuance of any of the shares issuable under the Purchase Agreement, we would not receive any proceeds from the resale of those shares by ClearThink because those shares will be sold for the account of ClearThink.

We will incur all costs associated with this prospectus and the registration statement of which it is a part.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of Common Stock may be sold by the Selling Stockholders under this prospectus. The prices at which the shares covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of Common Stock, by negotiations between the Selling Stockholders and buyers of the Common Stock in private transactions or as otherwise described in the “Plan of Distribution.”

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THE CLEARTHINK TRANSACTION

General

On May 15, 2025, we entered into the Amended and Restated Strata Purchase Agreement with ClearThink Capital Partners, LLC. The Purchase Agreement amended, restated, superseded, and replaced the Strata Purchase Agreement with ClearThink dated October 13, 2023, which was amended and supplemented.

Pursuant to the terms of the Purchase Agreement, ClearThink has agreed to purchase from us from time to time upon delivery by us to ClearThink of request notices, up to $5,000,000 of Common Stock (subject to certain limitations) until June 30, 2026, commencing upon the satisfaction of certain conditions, including a registration statement is declared effective by the SEC. We have filed with the SEC the registration statement of which this prospectus is a part to register for resale under the Securities Act the shares that will or may be issued to ClearThink under the Purchase Agreement. The registration statement of which this prospectus is a part may not register all of the shares issuable pursuant to the Purchase Agreement. To sell additional shares to ClearThink under the Purchase Agreement, we may have to file one or more additional registration statements for those shares. Pursuant to the terms of the Purchase Agreement, we issued 50,251 shares of Common Stock to ClearThink as consideration for its commitment to purchase shares of Common Stock under the Purchase Agreement.

Purchase of Shares Under the Purchase Agreement

Under the Purchase Agreement, on any business day selected by us, we may direct ClearThink to purchase the lesser of $1,000,000 or 300% of the average number of shares traded for the 10 trading days prior to the closing request date, with a minimum request of $25,000. The purchase price is 90% of the average of the two lowest daily VWAPs during the five business days preceding the business day ClearThink receives a request notice (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of the Purchase Agreement). ClearThink may not assign or transfer its rights and obligations under the Purchase Agreement.

In addition, Request Notices must be at least 10 business days apart and the shares issuable pursuant to a Request Notice, when aggregated with the shares then held by ClearThink on the Request Notice date, may not exceed 9.99% of the outstanding Common Stock. The Purchase Agreement further prohibits us from issuing to ClearThink any shares under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by ClearThink and its affiliates, would result in the beneficial ownership by ClearThink and its affiliates of more than 9.99% of the then issued and outstanding shares of Common Stock (the “ClearThink Beneficial Ownership Limitation”).

Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of Common Stock to ClearThink.

We will pay all reasonable expenses incurred in connection with the registrations described above. However, we will not be responsible for any broker or similar concessions or any legal fees or other costs of ClearThink.

Conditions or Obligations to Purchase

ClearThink’s obligation to buy the shares of Common Stock is subject to certain conditions being met which include the following:

●	the Commitment Shares having been issued;

●	a registration statement having been declared effective;

●	no Event of Default (as defined in the Purchase Agreement and below) having occurred; and

●	the representations and warranties in the transaction documents being true and correct in all material respects.

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Events of Default

Events of default under the Purchase Agreement include the following:

●	the effectiveness of the registration statement of which this prospectus is a part lapses for any reason (including, without limitation, the issuance of a stop order or similar order), or the registration statement of which this prospectus is a part is unavailable to ClearThink for the resale of the Common Stock issued or issuable to ClearThink pursuant to the Purchase Agreement offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period, but excluding a lapse or unavailability where (i) we terminate a registration statement after ClearThink has confirmed in writing that all of the shares of the Common Stock issued or issuable to ClearThink pursuant to the Purchase Agreement covered thereby have been resold or (ii) we supersede one registration statement with another registration statement, including (without limitation) by terminating a prior registration statement when it is effectively replaced with a new registration statement covering the shares of Common Stock issued or issuable to ClearThink pursuant to the Purchase Agreement (provided in the case of this clause (ii) that all of the shares of Common Stock issued or issuable to ClearThink pursuant to the Purchase Agreement covered by the superseded (or terminated) registration statement that have not theretofore been resold are included in the superseding (or new) registration statement);

●	suspension by the Principal Market (as defined below) of the Common Stock from trading for a period of one business day, provided that we may not direct ClearThink to purchase any shares of Common Stock during any such suspension;

●	the de-listing of the Common Stock from the NYSE American, provided, however, that the Common Stock is not immediately thereafter trading on the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE Arca, the OTC Bulletin Board, the OTCQX operated by the OTC Markets Group, Inc., or the OTCQB operated by the OTC Markets Group, Inc. or such other nationally recognized trading market (or nationally recognized successor to any of the foregoing);

●	if at any time the Exchange Cap (as defined below) is reached and our stockholders have not approved the transactions contemplated by the Purchase Agreement in accordance with the applicable rules and regulations of the Principal Market;

●	the failure for any reason by our transfer agent to issue shares of Common Stock to ClearThink within three business days after the applicable purchase date on which ClearThink is entitled to receive such shares;

●	any breach of the representations, warranties, covenants or other terms or conditions contained in the Purchase Agreement or other transaction documents that has or could have a Material Adverse Effect (as defined in the Purchase Agreement) and, in the case of a breach of a covenant that is reasonably curable, that is not cured within a period of at least five business days;

●	if at any time the Company is not eligible to transfer the Common Stock electronically as DWAC Shares; and

●	certain bankruptcy events, including any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us.

The “Principal Market” means the NYSE American (or any nationally recognized successor thereto); provided, however, that in the event the Common Stock is ever listed or traded on The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the NYSE Arca, the OTC Bulletin Board, the OTCQX operated by the OTC Markets Group, Inc. or the OTCQB operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Principal Market” means such other market or exchange on which the Common Stock is then listed or traded.

ClearThink does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above, however, the Purchase Agreement will automatically terminate upon initiation of insolvency or bankruptcy proceedings by or against us. During an event of default, all of which are outside of ClearThink’s control, we may not direct ClearThink to purchase any shares of Common Stock under the Purchase Agreement.

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Exchange Cap

The Purchase Agreement and the ClearThink SPA prohibit us from issuing any shares of Common Stock pursuant to either agreement if such issuance would cause (i) the aggregate number of shares of Common Stock issued to ClearThink pursuant to such agreements to exceed 19.99% of the outstanding shares of Common Stock immediately prior to the date of such agreements, unless shareholder approval pursuant to the rules and regulations of the Principal Market has been obtained or (ii) us to breach any of the rules or regulations of the Principal Market (the “Exchange Cap”). We have received shareholder approval for the shares to be issued in excess of the Exchange Cap.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to ClearThink to terminate the Purchase Agreement. In addition, the Purchase Agreement automatically terminates upon the bankruptcy events described above or we sell the entire $5,000,000 of shares of Common Stock.

No Short-Selling or Hedging by ClearThink

ClearThink has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of the Common Stock during any time prior to the termination of the Purchase Agreement.

Right of First Refusal

Pursuant to the Purchase Agreement, if prior to the Maturity Date or termination of the Purchase Agreement, we seek to enter into an equity credit line or another agreement for the sale of securities with a structure comparable to the structure in the Purchase Agreement, we will first negotiate in good faith with ClearThink as to the terms and conditions of such agreement.

Effect of Performance of the Purchase Agreement on our Stockholders

All shares registered in this offering that will or may be issued or sold by us to ClearThink under the Purchase Agreement are expected to be freely tradable. Shares registered in this offering may be sold by us to ClearThink until the Maturity Date commencing on the date of the first registration statement became effective. The resale by ClearThink of a significant amount of shares registered in this offering at any given time, or the perception that these sales may occur, could cause the market price of the Common Stock to decline and to be highly volatile. Sales of Common Stock to ClearThink, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to ClearThink all, some or none of the additional shares of Common Stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to ClearThink, after ClearThink has acquired the shares, ClearThink may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to ClearThink by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of Common Stock. In addition, if we sell a substantial number of shares to ClearThink under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with ClearThink may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

However, we have the right to control the timing and amount of any additional sales of our shares to ClearThink and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct ClearThink to purchase up to $5,000,000 of Common Stock, subject to certain limitations. We have registered what could be all of the shares issuable under the Purchase Agreement; however, since the number of shares we may sell cannot be determined at this time, we may have registered only a portion of the shares issuable under the Purchase Agreement and, therefore, we may seek to issue and sell to ClearThink under the Purchase Agreement more shares of Common Stock than are offered under this prospectus. If we choose to do so, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale under this prospectus is dependent upon the number of shares we direct ClearThink to purchase under the Purchase Agreement.

Finder Agreement

J.H. Darbie & Co., Inc. (the “Finder”), a registered broker-dealer, acted as a finder in connection with the transactions contemplated by the Purchase Agreement. Pursuant to the terms of a Finder’s Fee Agreement, dated as of October 9, 2023 (the “Finder Agreement”), as amended on August 22, 2024 and effective as of October 9, 2023, by and between us and the Finder, we will pay the Finder cash fees equal to 4% of the gross proceeds received by us from the transactions contemplated by the Purchase Agreement.

We will pay the Finder shares of Common Stock representing 14% of the gross proceeds raised.

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THE SELLING STOCKHOLDER

This prospectus relates to the possible offer and resale by the Selling Stockholder of up to 1,000,000,000 shares of Common Stock, which consists of 1,000,000,000 shares of Common Stock which will or may be issued to ClearThink pursuant to the terms of the Purchase Agreement. We are registering the shares of Common Stock in order to permit the Selling Stockholder to offer these securities for resale from time to time.

All of the securities sold in this offering are eligible for sale, except for any securities held by our affiliates as defined in Rule 144 under the Securities Act.

We cannot advise you as to whether the Selling Stockholder will in fact sell any or all of such shares of Common Stock. In particular, the Selling Stockholder identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities in transactions exempt from registration under the Securities Act.

The following table sets forth certain information provided by or on behalf of the Selling Stockholder as of February 5, 2026 concerning the securities that may be offered from time to time by each Selling Stockholder with this prospectus. See “Plan of Distribution.” For the purposes of this following table, we have assumed that the Selling Stockholder will have sold all of the securities covered by this prospectus upon the completion of this offering. The percentage ownership of voting securities in the following table is based on 3,062,660,939 shares of Common Stock outstanding as of February 5, 2026. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act and includes shares of Common Stock with respect to which the Selling Stockholder has voting and investment power. Neither ClearThink nor any of its affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates.

All expenses incurred with respect to the registration of the securities will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Stockholder in connection with the sale of such securities.

Name of Selling Stockholder	Number of Shares of Class A Common Stock Owned Prior to Offering	% of Shares of Class A Common Stock Owned Prior to Offering (1)	Maximum Number of shares of Class A Common Stock to be Sold Pursuant to this Prospectus (2)		Number of shares of Class A Common Stock Owned After the Offering (2)	% of Shares of Class A Common Stock Owned After the Offering (1)
ClearThink Capital Partners, LLC (3)	0	-	1,000,000,000	(4)	-	-
Total	0	-	1,000,000,000		-	-

(1)	Applicable percentage ownership is based on 3,062,660,939 of our shares of Common Stock outstanding as of February 5, 2026.

(2)	Assumes that the Selling Stockholder sell all of the Common Stock being registered for resale. These amounts are based upon information available to the Company as of the date of this filing.

(3)	Brian Loper, an Authorized Person of ClearThink Capital Partners, LLC, is deemed to be beneficial owner of all of the shares of Common Stock owned by ClearThink. Mr. Loper has sole voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. The address of ClearThink is 210 West 77th Street #7W, New York, New York 10024. We have been advised that ClearThink is not a member of FINRA, or an independent broker-dealer, and that neither ClearThink nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer.

(4)	Although the Purchase Agreement provides that we may sell up to $5,000,000 of Common Stock to ClearThink, only 1,000,000,000 shares of Common Stock are being offered under this prospectus that may be sold by us to ClearThink at our discretion from time to time until the Maturity Date commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the SEC has declared effective the initial registration statement. Depending on the price per share at which we sell Common Stock to ClearThink pursuant to the Purchase Agreement, we may need to sell to ClearThink under the Purchase Agreement more shares of Common Stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $5,000,000 total commitment available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional shares. The number of shares ultimately offered for resale by ClearThink is dependent upon the number of shares we sell to ClearThink under the Purchase Agreement.

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DESCRIPTION OF SECURITIES OF THE COMPANY

The following summary of the material terms of the Company’s securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the Charter and Company Bylaws in their entirety for a complete description of the rights and preferences of our securities.

General

The authorized capital stock of the Company consists of 10,000,000,000 shares of Common Stock of which 3,062,660,939 were outstanding as of February 5, 2026) and 20,000,000 shares of preferred stock which consists of: 35,000 shares of Series A Preferred Stock (19,341.6853 of which were outstanding as of February 5, 2026), 7,500 shares of Series B Preferred Stock (3,245 of which are outstanding as of February 5, 2026), 5,000 shares of Series C Preferred Stock (303.75 of which are outstanding as of February 5, 2026), 10,000 shares of Series D Preferred Stock (4,311.70 of which are outstanding as of February 5, 2026, and 4,000,000 shares of Series E Preferred Stock (68,000 of which are outstanding as of February 5, 2026).

Class A Common Stock

Voting Rights

Holders of shares of Common Stock will be entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders.

The Company has not provided for cumulative voting for the election of directors in the Charter. Accordingly, holders of at least a majority of the voting power of then-outstanding shares of the Common Stock entitled to vote in the election of directors, voting together as a single class, will be able to elect all of the Company directors.

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of shares of the Common Stock are entitled to receive dividends out of funds legally available if the Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that the Board may determine. Stock dividends with respect to each class of our common stock may only be paid with shares of stock of the same class of common stock.

No Preemptive or Similar Rights

The Common Stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon the Company’s liquidation, dissolution or winding-up, the assets legally available for distribution to the Company stockholders would be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

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Our Transfer Agent

The transfer agent for the Common Stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Anti-Takeover Provisions

The voting rights in the Series A Preferred Stock, Charter and the Company Bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of the Company. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of the Company to first negotiate with the Board. We believe that the benefits of increased protection of the Company’s potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire the Company because negotiation of these proposals could result in an improvement of their terms.

Certain Anti-Takeover Provisions of the Charter and the Company Bylaws

Certain provisions of the Charter prevent the Company from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of the Company’s outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of the Company’s assets with a market value of 10% or more of its aggregate market value of all of its assets or of all of its outstanding stock. However, the above provisions do not apply if:

●	the Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the Company’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the initial business combination is approved by the Board and authorized at a meeting of the Company’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under certain circumstances, the Charter makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions of the Charter also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

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Charter and Company Bylaw Provisions

The Charter and the Company Bylaws include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of the Company management team or changes in the Board or the Company governance or policy, including the following:

Series A Preferred Stock

On October 16, 2024, the Company’s board of directors approved the designation of 35,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock shall have a stated value equal to $1,000 per share. Voting rights, which include voting as one class with the common stockholders and the holder shall be entitled to cast the number of votes determined by dividing the stated value per share by the higher of $0.01 or the VWAP of the trading day immediately before the record date for the vote. These existence of these issued shares of Series A Preferred Stock could discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise.

Issuance of Undesignated Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock with rights and preferences, including voting rights, designated from time to time by the Board. The existence of authorized but unissued shares of preferred stock enables the Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise.

Exclusive Forum for Certain Lawsuits

The Charter requires, to the fullest extent permitted by law, that derivative actions brought in the Company’s name, actions against any current or former directors, officers, employees or stockholders of the Company for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware or if such court does not have subject matter jurisdiction, the federal district court of the State of Delaware. The Charter also requires, to the fullest extent permitted by applicable law, the federal district courts of the United States to be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against the Company’s directors and officers, although the Company stockholders will not be deemed to have waived the Company’s compliance with federal securities laws and the rules and regulations thereunder.

Notwithstanding the Charter provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, (i) the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, and (ii) unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder.

Special Meeting of Stockholders

The Company Bylaws provide that special meetings of our stockholders may be called only by the chairman of the Board, or the President, or the Board pursuant to a resolution adopted by a majority of the board and may not be called by any other person.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Company Bylaws provide that stockholders seeking to bring business before the Company’s annual meeting of stockholders, or to nominate candidates for election as directors at the Company’s annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at the Company’s principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14A-8 of the Exchange Act, proposals seeking inclusion in the Company’s annual proxy statement must comply with the notice periods contained therein. The Company Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude the Company’s stockholders from bringing matters before the Company’s annual meeting of stockholders or from making nominations for directors at the Company’s annual meeting of stockholders.

Action by Written Consent

Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded.

Board of Directors

Directors elected at annual meetings of stockholders following the consummation of the Business Combination will be elected for terms expiring at the next annual meeting of stockholders or until the election and qualification of their respective successors in office, subject to their earlier death, resignation, removal or the earlier termination of his or her term of office.

Our Charter and Company Bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, with or without cause, and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors. Any vacancy on the Board, including a vacancy resulting from an enlargement of the Board, may be filled only by the affirmative vote of a majority of the Company’s directors then in office.

Quotation of Securities

The Common Stock is quoted on the OTCID under the symbol “FOXO.” On August 22, 2025, a Form 25 was filed with the SEC to delist our Common Stock from being listed on the NYSE American. The Form 25 and the delisting were effective 10 days after the date of filing. The Public Warrants are quoted on the OTCID under the symbol “FOXOW.”

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SECURITIES ACT RESTRICTIONS ON RESALE OF COMMON STOCK

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of Common Stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of Common Stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of our Common Stock then outstanding; or

●	the average weekly reported trading volume of our Common Stock then during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Following the consummation of the Business Combination, the Company is no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above-noted restricted securities.

Form S-8 Registration Statements

We have filed registration statements on Form S-8 under the Securities Act to register the shares of Common Stock issued or issuable under our 2022 Plan and our 2020 Plan. These shares can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions.

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PLAN OF DISTRIBUTION

We are registering the offer and sale from time to time by the Selling Stockholder, or their permitted transferees, of up to 1,000,000,000 shares of Common Stock, which consists of 1,000,000,000 shares of Common Stock which will or may be issued to ClearThink pursuant to the terms of the Purchase Agreement. We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholder pursuant to this prospectus

We are required to pay all fees and expenses incident to the registration of the shares of Common Stock to be offered and sold pursuant to this prospectus. The Selling Stockholder may offer and sell, from time to time, all or any portion of their respective shares of Common Stock covered by this prospectus. The Selling Stockholder will bear all commissions and discounts, if any, attributable to their sale of securities.

We will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Stockholder. The aggregate proceeds to the Selling Stockholder will be the purchase price of the securities less any discounts and commissions borne by the Selling Stockholder.

The shares of Common Stock beneficially owned by the Selling Stockholder covered by this prospectus may be offered and sold from time to time by the Selling Stockholder. The term “Selling Stockholder” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions.

The Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. Except as set forth below, a Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

As it pertains to the shares to be resold under the Purchase Agreement, ClearThink is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

ClearThink has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the Common Stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. ClearThink has informed us that each such broker-dealer will receive commissions from ClearThink that will not exceed customary brokerage commissions.

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Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Selling Stockholder and/or purchasers of the Common Stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between any Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the applicable Selling Stockholder, and any other required information.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

ClearThink and any broker-dealers or agents that are involved in selling their securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. ClearThink has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

ClearThink has represented to us that at no time prior to the Purchase Agreement has it or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of Common Stock or any hedging transaction, which establishes a net short position with respect to the Common Stock. ClearThink has agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of Common Stock. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. ClearThink has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by ClearThink specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

The offering of shares of Common Stock by ClearThink will terminate on the date that all shares to be issued to ClearThink and offered by this prospectus have been sold by ClearThink or on the Maturity Date.

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RESTRICTIONS TO SELL

The shares of Common Stock may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. The sale of all shares of Common Stock being offered in this prospectus could result in a significant decline in the public trading price shares of Common Stock.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Certain legal matters will be passed upon for the Company by Business Legal Advisors, LLC, Draper, Utah (“BLA”). As of the date of this prospectus, BLA does not beneficially own any shares of Common Stock of the Company. Although BLA is not under any obligation to accept shares of Common Stock in payment for services, it may do so in the future.

EXPERTS

The financial statements of FOXO as of and for the year ended December 31, 2024 and 2023 included in this prospectus have been audited by Kreit & Chiu CPA LLP (“Kreit”), an independent registered public accounting firm, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audit report covering the December 31, 2024 and 2023 financial statements contain an explanatory paragraph that states that FOXO’s recurring negative cash flows and losses from operations raise substantial doubt about the entity’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

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CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On June 12, 2023, the Audit Committee of the Board (the “Audit Committee”) approved the dismissal of KPMG as the Company’s independent registered public accounting firm. KPMG had served as the Company’s independent registered public accounting firm since September 20, 2022 through the period ended June 12, 2023, and as the independent registered public accounting firm of Legacy FOXO since November 8, 2021.

KPMG’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2022 and 2021 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG’s report on the Company’s consolidated financial statements as of and for the years ended December 31, 2022 and 2021, contained a separate paragraph stating that “The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered continued negative cash flows and losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the two fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through June 12, 2023: (i) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of such disagreements in connection with its reports on the consolidated financial statements for such periods and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K). KPMG has been authorized by the Company to respond fully to the inquiries of EisnerAmper LLP (“EisnerAmper”), the successor accountant.

The Company provided KPMG with a copy of the foregoing disclosure. A copy of KPMG’s letter dated June 15, 2023 to the SEC, stating that KPMG agrees with the foregoing disclosure, is filed as Exhibit 16.1 to our Current Report on Form 8-K filed on June 15, 2023.

Effective June 12, 2023, the Audit Committee approved the appointment of EisnerAmper as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

During the Company’s fiscal years ended December 31, 2022 and 2021, and through June 12, 2023, neither the Company nor anyone acting on its behalf consulted with EisnerAmper regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that EisnerAmper concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

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On January 3, 2024, we dismissed EisnerAmper as the Company’s independent registered public accounting firm. The dismissal was approved by the Company’s board of directors.

EisnerAmper was appointed as the Company’s independent registered public accounting firm effective June 12, 2023, replacing KPMG LLP, the Company’s then independent registered public accounting firm. During the time of EisnerAmper engagement as the Company’s independent public accounting firm, EisnerAmper never issued reports on the Company’s financial statements.

During the engagement period (June 12, 2023 to January 3, 2024), (i) the only procedures performed by EisnerAmper were the review of interim financial statements for the three and six months ended June 30, 2023, in accordance with the Public Company Accounting Oversight Board Auditing Standard 4105, which were included in the Form 10-Q as filed on August 10, 2023, and (ii) there were no disagreements between the Company and EisnerAmper, for the most recent fiscal year ended December 31, 2023 and any subsequent interim period through the Effective Date on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of EisnerAmper, would have caused them to make reference to the subject matter of the disagreement in connection with its report. Further, EisnerAmper has not advised the Company that:

1)	information has come to the attention of EisnerAmper which made it unwilling to rely upon management’s representations, or made it unwilling to be associated with the financial statements prepared by management; or

2)	the scope of the audit should be expanded significantly, or information has come to the attention of EisnerAmper that they have concluded will, or if further investigated, might materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal year ended December 31, 2023.

As EisnerAmper has not conducted an audit of the Company’s financial statements, EisnerAmper has not advised the Company on internal controls.

On December 29, 2023, the Company engaged Kreit to serve as the Company’s independent registered public accounting firm for the year ended December 31, 2023. During the past two fiscal years ended December 31, 2022 and 2021, and from January 1, 2023 to December 29, 2023, the Company did not consult with Kreit regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements. The decision to engage Kreit was approved and ratified by the Company’s board of directors on January 3, 2024.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its securities offered hereby, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains a website at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto and which contains the periodic reports, proxy and information statements and other information that we file electronically with the SEC.

FOXO files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on FOXO at the SEC website containing reports, proxy statements and other information at www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

We also maintain an Internet website at http://www.foxotechnologies.com. Through our website, we make available, free of charge, the following documents of FOXO as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special stockholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) on and after the date of the initial filing of the registration statement of which this prospectus is a part prior to the effectiveness of the registration statement, (2) prior to the effectiveness of the registration statement of which this prospectus is a part, and (3) after the date of effectiveness of this prospectus until the offering of the underlying securities is terminated; provided, however, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 15, 2025;

●	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 10, 2025;

●	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 19, 2025;

●	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 20, 2025;

●	The Company’s amended Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on August 19, 2025;

●	The Company’s Current Reports on Form 8-K filed with the SEC on January 2, 2025, January 17, 2025, January 17, 2025, January 27, 2025, March 5, 2025, March 18, 2025, April 4, 2025, April 28, 2025, June 4, 2025; June 13, 2025, June 26, 2025, June 27, 2025, July 28, 2025, August 18, 2025, September 8, 2025, September 8, 2025, September 15, 2025, September 15, 2025, September 16, 2025; September 22, 2025, September 26, 2025, October 23, 2025, November 4, 2025, December 19, 2025, January 20, 2026; and February 6, 2026.

●	The Company’s Definitive Proxy Statement filed with the SEC on January 6, 2025;

●	The Company’s Definitive Information Statement filed with the SEC on May 27, 2025;

●	The Company’s Definitive Information Statement filed with the SEC on July 7, 2025;

●	The Company’s Definitive Information Statement filed with the SEC on September 18, 2025; and

●	The Company’s Definitive Information Statement filed with the SEC on December 29, 2025; and

●	All other reports and documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference in this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in this prospectus). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: FOXO Technologies Inc., 477 South Rosemary Avenue, Suite 224, West Palm Beach, FL 33401. You may also access these documents on our website at foxotechnologies.com.

Information on our website, including subsections, pages, or other subdivisions of our website, or any website linked to by content on our website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

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Up to 1,000,000,000 Shares of Class A Common Stock

FOXO TECHNOLOGIES INC.

PROSPECTUS

February 11, 2026